EXHIBIT 5.1



                                                             April 6, 2000


                 LETTERHEAD FISCHBEIN BADILLO WAGNER HARDING




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      Educational Video Conferencing, Inc.
                           Registration Statement on Form S-3
                           to register 2,640,353 shares of EVCI common stock

Ladies and Gentlemen:

          As counsel to Educational Video Conferencing, Inc., a Delaware corporation ("EVCI"), we have been requested to render this opinion for filing as Exhibit 5 to EVCI's Registration Statement on Form S-3 (the "Registration Statement"). Each term used herein shall have the meaning specified in the Registration Statement unless otherwise defined herein.

          The Registration Statement covers 2,640,353 shares of EVCI's common stock, in an offering to register the resale of shares by selling stockholders. The 2,640,353 shares include 1,051,130 shares that are outstanding (the "Outstanding Shares"). The remaining 1,590,223 shares are purchasable from EVCI upon conversion of EVCI's Series A 7.5% Convertible Preferred Stock and upon the exercise of warrants and options (the "Unissued Shares").

          We have examined the originals or photocopies or certified copies of such records of EVCI and other documents as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Securities and Exchange Commission
April 6, 2000

Page 2


          Based on the foregoing, we are of the opinion that the (i) Outstanding Shares have been legally and validly issued and are fully paid and nonassessable and (ii) Unissued Shares will be, when issued and or paid for, legally and validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                            Very truly yours,


                                        /s/ Fischbein Badillo Wagner Harding